UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 14, 2020
________________
ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)
________________

Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, 25th Floor
Denver, CO 80202
(Address of principal executive offices, including zip code)
(720) 889-8500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
4723120.3

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Common Stock, $0.0001 Par Value	SREV	The Nasdaq Stock Market LLC

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As discussed in Item 5.07 below, at the 2020 annual meeting of stockholders of ServiceSource International, Inc. (the “Company”) held on May 14, 2020 (the “Annual Meeting”), the stockholders voted to approve the Company’s 2020 Equity Incentive Plan (the “2020 Equity Incentive Plan”). The 2020 Equity Incentive Plan provides for (i) a reserve of 6,200,000 shares of the Company’s common stock that may be issued pursuant to awards under the 2020 Equity Incentive Plan and (ii) a term that expires on March 4, 2025. Permitted awards under the 2020 Equity Incentive Plan include, but are not limited to, options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, and other cash and stock-based awards. The principal terms of the 2020 Equity Incentive Plan are described in the Company’s definitive proxy statement for the Annual Meeting, filed with the Securities and Exchange Commission on April 1, 2020 (the “Proxy Statement”), which description is incorporated herein by reference and is qualified in its entirety by the full text of the 2020 Equity Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
On May 14, 2020, following the approval of the 2020 Equity Incentive Plan by the Company’s stockholders, the Company’s board of directors (the “Board”) terminated the 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) with the effect that (i) no further awards may be issued under the 2011 Equity Incentive Plan, and (ii) all outstanding awards under the 2011 Equity Incentive Plan shall continue on and be unaffected by the termination of the 2011 Equity Incentive Plan.
Item 5.07. Submission of Matters to a Vote of Security Holders.
At the Annual Meeting, 83,610,303 of the 95,037,592 shares of common stock outstanding as of March 19, 2020, the record date, were represented at the meeting in person or by proxy, constituting 88% of the outstanding shares entitled to vote and a valid quorum. The stockholders of the Company voted on the following proposals at the Annual Meeting, each of which is more fully described in the Proxy Statement:
1. To elect eight nominees for director;
2. To authorize the Board, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the Board;
3. To approve the 2020 Equity Incentive Plan;
4. To approve, on an advisory basis, the Company’s 2019 executive compensation; and
5. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.

 The voting results for each of these proposals are detailed below.
1. Election of Directors

Nominee	For	Against	Abstain	Broker Non-votes
Andrew M. Baker	67,952,303	1,033,024	483,234	14,141,742
John R. Ferron	67,762,064	1,230,693	475,804	14,141,742
John R. Harris	67,762,112	1,223,215	483,234	14,141,742
John A. Meyer	67,952,084	1,033,213	483,264	14,141,742
Gary B. Moore	67,483,076	1,435,642	549,843	14,141,742
Jane Okun Bomba	67,710,795	1,286,182	471,584	14,141,742
Robin L. Smith	67,900,197	1,088,950	479,414	14,141,742
Richard G. Walker	64,365,477	4,553,235	549,849	14,141,742
The stockholders voted to elect each director nominee to serve until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified. Following the Annual Meeting, the Board passed a resolution to reduce the size of the Board to eight members.
2. Vote to authorize the Board, in its discretion, to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock in a ratio of not less than one-for-five and not more than one-for-ten, to be determined by the Board.

For	Against	Abstained	Broker Non-votes
80,835,290	2,264,768	510,244	0
The stockholders voted to authorize the Board to amend the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock.
3. Vote to approve the 2020 Equity Incentive Plan

For	Against	Abstained	Broker Non-votes
68,170,208	684,595	613,758	14,141,742
The stockholders voted to approve the 2020 Equity Incentive Plan.
4. Advisory vote on the Company’s 2019 executive compensation

For	Against	Abstained	Broker Non-votes
67,679,434	1,195,428	593,699	14,141,742
The stockholders voted, on a non-binding advisory basis, to approve the Company’s 2019 executive compensation.
5. Ratification of the selection of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2020

For	Against	Abstained	Broker Non-votes
82,866,485	220,422	523,396	0
The stockholders voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2020.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	2020 Equity Incentive Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2020

SERVICESOURCE INTERNATIONAL, INC.

By: /s/ PATRICIA ELIAS
Name : Patricia Elias
Title: Chief Legal and People Officer